Edgar-Garside Co., Inc.
                               3902 La Mesa Drive
                              Henderson, NV 89014


United States
Securities and Exchange Commission
Washington, D.C.  20549

RE:  EDGAR-GARSIDE CO., INC.
     Registration Statement Form 10-SB
     File No. 1-15521
     Accession Number 0001097246-99-000003
     Filed December 8, 1999

Dear Sirs / Mmes:

Attached is Form 10SB,  amended,  in response to your letter of December
15, 1999. The following responses address the comments of the reviewing staff.

     Part F/S of Form 10SB12G/A includes data through September 30, 1999, in accordance with the requirements of Item 310 of Regulation S-B. Exhibit 27 Financial Data Schedule has been updated to reflect the change in the interim accounting period.

Thank you.

Sincerely,



/s/ Connie S. Ross
---------------------------
President